EXHIBIT 21

LIST OF SUBSIDIARIES

1.	1371 Preferred Inc.
2.	Absolute Recovery Advisors, L.P
3.	Absolute Recovery LLC
4.	AIM GP Canada Inc.
5.	AMVESCAP Limited
6.	AT Planning Services, Inc.
7.	Atlantic Trust Group, Inc.
8.	Atlantic Wealth Holdings Limited
9.	Atlantic Wealth Management International Limited
10.	Atlantic Wealth Management Limited
11.	C M Investment Nominees Limited
12.	Chancellor Citiventure 96 Partner (Cayman) Ltd
13.	Coff Associates (Cayman) Limited
14.	CPCO Associates (Cayman) Limited
15.	Elliot Associates Limited
16.	Finemost Limited
17.	Fund Management Company
18.	Huaneng Capital Services Corporation Ltd.
19.	Huaneng Invesco WLR Investment Consulting Company Ltd.
20.	HVB Immobilien Verwaltungs GmbH
21.	HVH Immobilien und Beteiligungs GmbH
22.	HVH USA, Inc.
23.	ICE Lux HoldCo S.a.r.l.
24.	Invesco (B.V.I.) Nominees Limited
25.	Invesco (Cayman Islands) Ltd.
26.	Invesco A I M Management Company Limited
27.	Invesco Administration Services Limited
28.	Invesco Agency Securities Inc.
29.	Invesco Aim Advisors, Inc.
30.	Invesco Aim Capital Management, Inc.
31.	Invesco Aim Distributors, Inc.
32.	Invesco Aim Global Holdings, Inc.
33.	Invesco Aim Insurance Agency, Inc.
34.	Invesco Aim Investment Services, Inc.
35.	Invesco Aim Management Group, Inc.
36.	Invesco Aim Private Asset Management, Inc.
37.	Invesco Aim Retirement Services, Inc.
38.	Invesco Asia Real Estate Feeder Fund I, Ltd
39.	Invesco Asset Management (Bermuda) Ltd
40.	Invesco Asset Management (Japan) Limited
41.	Invesco Asset Management (Schweiz) AG
42.	Invesco Asset Management Asia Limited
43.	Invesco Asset Management Australia (Holdings) Ltd
44.	Invesco Asset Management Deutschland GmbH
45.	Invesco Asset Management Ireland Holdings Limited
46.	Invesco Asset Management Ireland Limited
47.	Invesco Asset Management Limited
48.	Invesco Asset Management Österreich GmbH
49.	Invesco Asset Management Pacific Limited
50.	Invesco Asset Management SA
51.	Invesco Asset Management Singapore Ltd
52.	Invesco Australia Limited
53.	Invesco Canada Holdings Inc.
54.	Invesco CE SA

55.	Invesco CE Services SA
56.	Invesco Continental Europe Holdings SA
57.	Invesco Continental Europe Service Centre SA
58.	Invesco Distributors, Inc.
59.	Invesco Fund Managers Limited
60.	Invesco Funds Group, Inc.
61.	Invesco Global Asset Management (Bermuda) Limited
62.	Invesco Global Asset Management (N.A.), Inc.
63.	Invesco Global Asset Management Limited
64.	Invesco Global Investment Funds Limited
65.	Invesco Great Wall Fund Management Company Limited
66.	Invesco Group Limited
67.	Invesco Group Services, Inc.
68.	Invesco GT Asset Management PLC
69.	Invesco Holding Company Limited
70.	Invesco Holding Germany Ltd & Co OHG
71.	Invesco Holland B.V.
72.	Invesco Hong Kong Limited
73.	Invesco Hungary LLC
74.	Invesco Inc.
75.	Invesco Institutional (N.A.), Inc.
76.	Invesco International (Southern Africa) Limited
77.	Invesco International Holdings Limited
78.	Invesco International Limited
79.	Invesco International Nominees Limited
80.	Invesco Investments (Bermuda) Ltd.
81.	Invesco ITALIA Societa di gestione del risparmio - S.p.A.
82.	Invesco Kapitalanlagegesellschaft mbH
83.	Invesco Management GmbH
84.	Invesco Management S.A.
85.	Invesco National Trust Company
86.	Invesco North American Group Limited
87.	Invesco North American Holdings, Inc.
88.	Invesco Pacific Group Limited
89.	Invesco Pacific Holdings Limited
90.	Invesco Pacific Partner Ltd.
91.	Invesco Pension Trustees Limited
92.	Invesco Perpetual Life Limited
93.	Invesco Polska Spolka z organiczona odpowiedzialnoscia (INVESCO Polska Sp.z.o.o.)
94.	InvescoPowerShares Capital Management Ireland Limited
95.	Invesco PowerShares Capital Management LLC
96.	Invesco Private Capital Investments, Inc.
97.	Invesco Private Capital Verwaltung GMBH
98.	Invesco Private Capital, Inc.
99.	Invesco Properties Limited
100.	Invesco Real Estate Germany LLC
101.	Invesco Real Estate GmbH
102.	Invesco Real Estate Limited
103.	Invesco Real Estate Management S.a.r.l.
104.	Invesco Real Estate s.r.o.
105.	Invesco Realty Asia I, Ltd
106.	Invesco Realty, Inc.
107.	Invesco Savings Scheme (Nominees) Limited
108.	Invesco Senior Secured Management, Inc.
109.	Invesco Services Ltd OHG
110.	Invesco Taiwan Limited
111.	Invesco Trimark Dealer Inc.
112.	Invesco Trimark Ltd.

113.	Invesco UK Holdings PLC
114.	Invesco UK Limited
115.	Invesco WLR Limited
116.	Invesco WLR Private Equity Investment Management Limited
117.	Investment Fund Administrators Limited
118.	IRE (Cayman) Limited
119.	IRE (China) Limited
120.	IRE (Hong Kong) Limited
121.	IRE Japan, Ltd
122.	IVZ Callco Inc.
123.	IVZ, Inc.
124.	James Bryant Limited
125.	PCM Properties LLC
126.	Perpetual plc
127.	Perpetual Portfolio Management Limited
128.	Perpetual Unit Trust Management (Nominees) Limited
129.	POCZTYLION - ARKA POWSZECHNE TOWARZYSTWO EMERYTALNE SPOLKA AKCYJNA
130.	Ross Expansion Associates L.P.
131.	Ross CG Management LP
132.	Sermon Lane Nominees Limited
133.	Sovereign G/.P. Holdings Inc.
134.	Stein Roe Investment Counsel, Inc.
135.	Taiyo Fund Management Co. LLC
136.	V.V. Edinburgh R.W. G.P. Limited
137.	V.V. Epsom G.P. Limited
138.	V.V. General Partner Limited
139.	V.V. Glasgow (No.1) G.P. Limited
140.	V.V. Glasgow G.P. Limited
141.	V.V. Milton Keynes G.P. Limited
142.	V.V. Nominees Limited
143.	V.V. Northampton (No.2) G.P. Limited
144.	V.V. Northampton G.P. Limited
145.	V.V. Reading G.P. Limited
146.	V.V. Real Property G.P. Limited
147.	V.V. Real Property Nominees Limited
148.	V.V. Redhill G.P. Limited
149.	V.V. Slough G.P. Limited
150.	V.V. Soho G.P. Limited
151.	V.V. Stockton G.P. Limited
152.	V.V. Watford G.P. Limited
153.	VV CR 1s.r.o.
154.	VV Hungaria 1Kft.
155.	VV Immobilien Verwaltungs GmbH
156.	VV Immobilien Verwaltungs und Beteiligungs GmbH
157.	VV Poland 1 sp.z.o.o.
158.	VV USA LLC
159.	W.L. Ross & Co. (India) LLC
160.	W.L. Ross M & T, LLC
161.	W.L.Ross & Co., LLC
162.	WLR China Energy Associates Ltd
163.	WLR Euro Wagon Management Ltd.
164.	WL Ross (India) Private Limited
165.	WL Ross Dip Management LLC